Exhibit 99.1

     Investors Title Company Announces First Quarter 2006 Results

    CHAPEL HILL, N.C.--(BUSINESS WIRE)--May 4, 2006--J. Allen Fine, Chairman of Investors Title Company (NASDAQ:ITIC), announced that for the quarter ended March 31, 2006, the Company reported net income of $2,874,941, an increase of 82% compared with $1,580,494 for the prior year period. Net income per diluted share equaled $1.11, an increase of 85% compared with $.60 per diluted share in the same period last year. Net premiums written decreased 3% to $16,631,626 and revenues increased 4% to $20,178,848 compared with the prior year period.
    Revenue slightly exceeded the prior year period primarily due to a gain on the sale of investment securities, an increase in fee income generated by our Trust division and an increase in investment income. Income in the exchange segment also increased principally due to higher levels of interest earned on exchange funds. Offsetting these increases was a decline in our net premiums written resulting predominantly from lower levels of real estate activity in our operating territories.
    Profit margin improved as operating expenses decreased 4%. An increase in the percentage of premiums written directly through branches offices resulted in a decrease in commission to agents. A decline in compensation expense also contributed to the improvement in our operating margins.
    Chairman Fine added, "Overall we are pleased with our results for the quarter which is typically a seasonally slow period of the year. Much attention has been focused recently on the prospects for the housing market. Although signs point to an overall slow down, home sales have held up remarkably well. We remain focused on identifying opportunities to extend our distribution base, operate more efficiently and expand our related business lines."
    Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property as well as investment management services to individuals, trusts, foundations and businesses.
    Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risk, uncertainties and other factors that could affect expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.


               Investors Title Company and Subsidiaries
                  Consolidated Statements of Income
                       March 31, 2006 and 2005
                             (Unaudited)

                                                   For The Three
                                                    Months Ended
                                                      March 31
                                               -----------------------
                                                  2006        2005
                                               ----------- -----------
Revenues:
  Underwriting income:
     Premiums Written                         $16,746,269 $17,246,037
     Less-premiums for reinsurance ceded          114,643     139,079
                                               ----------- -----------
          Net premiums written                 16,631,626  17,106,958
  Investment income-interest and dividends        994,054     752,765
  Net realized gain (loss) on sales of
   investments                                    561,647     (10,894)
  Exchange services revenue                     1,027,732     809,639
  Other                                           963,789     671,111
                                               ----------- -----------
          Total                                20,178,848  19,329,579
                                               ----------- -----------

Operating Expenses:
     Commissions to agents                      6,283,396   6,991,749
     Provision for claims                       1,855,279   1,899,005
     Salaries, employee benefits and payroll
      taxes                                     5,005,847   5,367,312
     Office occupancy and operations            1,465,313   1,349,206
     Business development                         505,658     427,473
     Taxes, other than payroll and income         150,885     110,754
     Premium and retaliatory taxes                342,068     399,545
     Professional fees                            587,622     437,930
     Other                                        218,839      45,111
                                               ----------- -----------
          Total                                16,414,907  17,028,085
                                               ----------- -----------

Income Before Income Taxes                      3,763,941   2,301,494
                                               ----------- -----------

Provision For Income Taxes                        889,000     721,000
                                               ----------- -----------

Net Income                                    $ 2,874,941 $ 1,580,494
                                               =========== ===========

Basic Earnings Per Common Share               $      1.13 $      0.62
                                               =========== ===========

Weighted Average Shares Outstanding - Basic     2,549,070   2,564,490
                                               =========== ===========

Diluted Earnings Per Common Share             $      1.11 $      0.60
                                               =========== ===========

Weighted Average Shares Outstanding - Diluted   2,586,465   2,625,447
                                               =========== ===========

               Investors Title Company and Subsidiaries
                     Consolidated Balance Sheets
              As of March 31, 2006 and December 31, 2005
                             (Unaudited)

                                              March 31,   December 31,
                                                 2006         2005
                                             ------------ ------------
Assets
   Cash and cash equivalents                $  6,050,394 $ 14,608,481

  Investments in securities:
    Fixed maturities:
      Held-to-maturity, at amortized cost      1,548,505    1,648,708
      Available-for-sale, at fair value       89,637,349   75,472,342
    Equity securities, available-for-sale at
     fair value                               12,016,054    9,437,678
    Short-term investments                     1,541,527    7,257,734
    Other investments                          1,322,866    1,336,111
                                             ------------ ------------
        Total investments                    106,066,301   95,152,573

  Premiums receivable, net                     6,822,344    7,818,558
  Accrued interest and dividends               1,029,136    1,010,198
  Prepaid expenses and other assets            1,503,128    1,592,326
  Property acquired in settlement of claims      413,480      359,980
  Property, net                                5,384,086    5,466,765
  Deferred income taxes, net                   2,731,959    2,462,647
                                             ------------ ------------

Total Assets                                $130,000,828 $128,471,528
                                             ============ ============

Liabilities and Stockholders' Equity
Liabilities:
  Reserves for claims                       $ 35,551,000 $ 34,857,000
  Accounts payable and accrued liabilities     6,688,423    7,928,384
  Commissions and reinsurance payables           307,623      442,098
  Current income taxes payable                   979,123      946,790
                                             ------------ ------------
      Total liabilities                       43,526,169   44,174,272
                                             ------------ ------------

Stockholders' Equity:
  Common stock - no par value (shares
   authorized 10,000,000;
     2,548,115 and 2,549,434 shares issued and
     outstanding 2006 and 2005, respectively,
     excluding 295,361 and 297,783 shares 2006
     and 2005, respectively, of common stock
     held by the Company's subsidiary)                 1            1
  Retained earnings                           84,118,443   81,477,022
  Accumulated other comprehensive income (net
   unrealized gain on investments)             2,356,215    2,820,233
                                             ------------ ------------
      Total stockholders' equity              86,474,659   84,297,256
                                             ------------ ------------

Total Liabilities and Stockholders' Equity  $130,000,828 $128,471,528
                                             ============ ============


              Investors Title Company and Subsidiaries
                    Net Premiums Written By State
         For the Three Months Ended March 31, 2006 and 2005
                             (Unaudited)

                                       2006                   2005
---------------------------------------------------------------------
Alabama                         $     243,636      $         350,730
Florida                               278,335                309,609
Illinois                              247,895                212,780
Kentucky                              573,498                438,967
Maryland                              373,769                372,646
Michigan                              877,309              1,111,407
Minnesota                             337,169                268,800
Mississippi                           134,452                263,351
Nebraska                              134,310                205,318
New York                              503,596                586,005
North Carolina                      8,441,482              7,758,779
Pennsylvania                          315,912                378,825
South Carolina                      1,402,073              2,047,893
Tennessee                             666,323                567,848
Virginia                            1,674,103              1,742,852
West Virginia                         455,418                429,554
Other States                           80,563                186,627
                                 -------------      -----------------
  Direct Premiums                  16,739,843             17,231,991
Reinsurance Assumed                     6,426                 14,046
Reinsurance Ceded                    (114,643)              (139,079)
                                 -------------      -----------------
  Net Premiums Written          $  16,631,626      $      17,106,958
                                 =============      =================


               Investors Title Company and Subsidiaries
               Net Premiums Written By Branch and Agency
                        March 31, 2006 and 2005
                              (Unaudited)

                          For The Three Months Ended
                                   March 31
         -------------------------------------------------------------
                  2006               %           2005               %
         -------------------------------------------------------------
 Branch        $7,727,025           46        $7,249,829           42

 Agency         8,904,601           54         9,857,129           58
         -------------------------------------------------------------

  Total       $16,631,626          100       $17,106,958          100
         =============================================================

    CONTACT: Investors Title Company
             Elizabeth B. Lewter, 919-968-2200